UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/10/2004

PROQUEST CO
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-3246

DE	36-3580106
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

300 North Zeeb Road
Ann Arbor, MI 48103
(Address of Principal Executive Offices, Including Zip Code)

734.761.4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On November 10, 2004, ProQuest Company entered into a new lease agreement with Transwestern Great Lakes, L.P. for a location in Ann Arbor, Michigan. The lease will commence in 2006 upon completion of construction of an office building consisting of approximately 110,000 square feet to be located at 789 East Eisenhower Parkway. The lease term will be 15 years, with a right of early termination after lease year 11. Total scheduled lease payments during the term are approximately $34.7 million.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

PROQUEST CO

Date: November 16, 2004.	By:	/s/ Kevin G. Gregory
Kevin G. Gregory
Senior Vice President, Chief Financial Officer, and Assistant Secretary